                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-4 of our report dated January 18, 1996, except for the second paragraph on Note 1 and the fifth paragraph of Note 2, as to which the date is March 4, 1996, on our audits of the financial statements of BancBoston Mortgage Corporation.

COOPERS & LYBRAND, L.L.P.

Jacksonville, Florida
June 21, 1996